UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12105 Lee Jackson Highway Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On April 13, 2010, ManTech International Corporation (the “Company”) issued an aggregate principal amount of $200,000,000 of 7  1/4% Senior Notes due 2018 (the “Notes”). The Notes are general unsecured senior obligations and are guaranteed by those existing and future wholly-owned domestic subsidiaries of the Company that also guarantee the Company’s senior credit facility. The Company intends to use the net cash proceeds of the offering of the Notes (approximately $196.0 million) for general corporate purposes, including to refinance existing funded debt incurred to pay for the acquisition of Sensor Technologies Inc., as well as to finance any future acquisitions.

Purchase Agreement

On April 8, 2010, the Company, and certain of its wholly-owned domestic subsidiaries (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among Banc of America Securities LLC, J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, PNC Capital Markets LLC and Cowen and Company, LLC, as initial purchasers (collectively, the “Initial Purchasers”), relating to the issuance and sale of the Notes. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons under Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes, as described below.

Certain of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of certain of the Initial Purchasers are lenders under the Company’s senior credit facility and will receive proceeds from the offering of the Notes to the extent the Company uses such proceeds to repay amounts outstanding under the Company’s senior credit facility. In addition, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the administrative agent under the Company’s senior credit facility.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the terms of the Purchase Agreement, as filed.

Indenture

The Notes were issued pursuant to an indenture dated as of April 13, 2010 by and among the Company, each of the Guarantors listed therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes mature on April 15, 2018. The Notes bear an interest rate of 7  1/4%, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2010. All of the Company’s existing and future wholly-owned domestic subsidiaries that guarantee the Company’s senior credit facility will jointly and severally guarantee the Notes on a senior unsecured basis.

The Notes are the Company’s general unsecured senior obligations and will rank equally in right of payment with all of the Company’s future senior debt. The Notes are effectively junior to (1) all of the Company’s and the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt, including debt outstanding under the Company’s credit facility, and (2) all of the liabilities of the Company’s subsidiaries that do not guarantee the Notes. The Notes will rank senior in right of payment to all of the Company’s future subordinated debt.

The Company may redeem the Notes, in whole or in part, at any time prior to April 15, 2014, at a redemption price of 100% of the principal amount thereof plus a “make-whole” premium. Further, the Company may redeem the Notes, in whole or in part, at redemption prices of 103.625% and 101.813% of the principal amount thereof if redemption occurs during the respective 12-month periods beginning on April 15 of the years 2014 and 2015, and at 100% of the principal amount thereof on and after April 15, 2016, in each case, plus any accrued and unpaid interest, if any, to, but not including, the redemption date. Lastly, the Company may redeem up to 35% of the Notes before April 15, 2013 with the net cash proceeds from certain equity offerings at a redemption price of 107.250% of the principal amount of the Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date; provided that at least 65% of the principal amount of Notes then outstanding remains outstanding immediately after the incurrence of any such redemption (excluding Notes held by the Company or its subsidiaries) and that any such redemption occurs within 90 days following the closing of the equity offering.

The Indenture contains covenants that, subject to important exceptions and qualifications specified in the Indenture, will, among other things, limit the Company’s ability and the ability of the Guarantors to: pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments; incur additional debt or issue certain disqualified stock and preferred stock; incur liens on assets; merge or consolidate with another company or sell all or substantially all assets; allow to exist certain restrictions on the ability of the guarantors to transfer assets; and enter into sale and lease-back transactions. Upon the occurrence of a change of control (as defined in the Indenture), the Company will be required, unless certain conditions are met, to make an offer to repurchase the Notes at price equal to 101% of the principal amount the Notes, plus any accrued and unpaid interest to the date of purchase.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, as filed. The Form of 7 1/4% Senior Note due 2018 referenced as Exhibit 4.2 to this Current Report on Form 8-K is included as part of the Indenture filed herewith as Exhibit 4.1, and the foregoing description of the Note is qualified by the terms of the Note, as filed.

Registration Rights Agreement

In connection with the issuance of the Notes, on April 13, 2010 the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of the holders of the Notes, as promptly as practicable after the date of the closing of the offering, but in no event later than 150 days after the date of the initial issuance of the Notes, that they will use their reasonable best efforts to file a registration statement with respect to a registered exchange offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes, to cause the exchange offer registration statement to be declared effective by the U. S. Securities and Exchange Commission under the Securities Act and to consummate the exchange offer. Once the exchange offer registration statement has been declared effective, the Company will offer the exchange notes in exchange for surrender of the Notes. The Company is obligated to keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the Notes. Under the terms of the Registration Rights Agreement, the Company will use its reasonable best efforts to consummate the exchange offer on or before the 210th day after the date of the initial issuance of the Notes. In certain instances, the Company may be obligated to file a shelf registration statement covering the resales of the Notes instead of an exchange offer registration statement.

If the Company has not exchanged the exchange notes for all Notes validly tendered in accordance with the terms of an exchange offer on or before the 210th day after the original issue date of the Notes or, if applicable, a shelf registration statement covering resales of the Notes has not been declared effective or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until the exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective or until the second anniversary of the original issue date of the notes, unless such period is extended, as described in the Registration Rights Agreement.

A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, as filed.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.03 – Material Modification to Rights of Security Holders

As described above under Item 1.01 of this Current Report on Form 8-K, the Indenture contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or repurchase capital stock, subject to certain exceptions and qualifications.

Item 8.01 Other Events

On April 13, 2010, the Company issued a press release announcing the closing of the offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of April 13, 2010, by and among the Company, the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7 1/4% Senior Note due 2018 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of April 13, 2010, by and among the Company, the Guarantors named therein, and Banc of America Securities LLC, as representative of the several Initial Purchasers.

10.1	Purchase Agreement, dated as of April 8, 2010, by and among the Company, the Guarantors named therein, and Banc of America Securities LLC, J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, PNC Capital Markets LLC and Cowen and Company, LLC, as the Initial Purchasers.

99.1	Press release of ManTech International Corporation, dated April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: April 13, 2010	By:	/S/ MICHAEL R. PUTNAM
	Name:	Michael R. Putnam
	Title:	Senior VP – Corporate & Regulatory Affairs